UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2012

Vitran Corporation Inc.
___________________________________ (Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada		M9C 5L5

(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code)	416-596-7664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(1)	On December 28, 2012, the Company and certain of its subsidiaries entered into a real estate term agreement with a real estate mortgage lender.

The following is a summary of the material terms of the real estate term agreement:

•	The real estate term agreement is for a total of $17 million as a first freehold mortgage on the land and buildings. The tenure of the agreement is 15 years and the amortization period is 15 years.

•	The real estate term agreement is secured by a first mortgage on 18 transportation facilities located throughout the United States.

•	The interest rate is fixed at 4.875% with an interest rate adjustment period of five years.

Item 7.01	Regulation FD Disclosure

On December 28, 2012 the Registrant issued the attached news release entitled “Vitran Obtains Credit Facility Secured by U.S. Real Estate” announcing that it has entered into the credit real estate term agreement described in Item 1.01 of this Report. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Report, including the exhibits attached hereto which are incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release dated December 28, 2012. (1)

(1)	Filed as an exhibit hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.

	By:	/s/ Fayaz D. Suleman
Name: Fayaz D. Suleman
Date: January 2, 2013	Title: Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated December 28, 2012. (1)

(1)	Filed as an exhibit hereto